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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


     Date of Report (date of earliest event reported):   November 28, 2000


                                  TANOX, INC.
            (Exact name of registrant as specified in its charter)



          DELAWARE                    000-30231               76-0196733
(State or other jurisdiction    (Commission File No.)      (I.R.S. Employer
     of incorporation)                                    Identification No.)



       10301 STELLA LINK, SUITE 110, HOUSTON, TEXAS           77025-5497
         (Address of principal executive offices)             (Zip code)



Registrant's telephone number, including area code:   713-578-4000
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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

The FDA has removed the clinical holds and partial clinical hold that had been placed on the clinical trials of Omalizumab ("E25"). In response to the FDA's request, Genentech, Inc. and Novartis Pharmaceuticals Corporation will revise the trial protocols in ongoing and future clinical studies in terms of the intervals for monitoring patients for platelet levels and for stopping additional E25 therapy if decreases in platelet count to a specified level are observed. The lower limit of acceptable platelet counts for patients to be included in the trials was also increased.

Genentech has advised Tanox that it does not believe the protocol revisions will delay or otherwise negatively affect the review of regulatory filings for E25.

The clinical holds and partial clinical hold were implemented earlier this year when researchers, testing E25 and rhuMAb-E26 in nonclinical toxicology studies, observed cases of abnormally lowered platelet counts, or thrombocytopenia, in cynomolgus monkeys that received doses ranging from approximately 3 to 27 times higher than the maximum clinical dose.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 28, 2000           TANOX, INC.



                                   By:        /s/ John C. Morris
                                      -----------------------------------
                                                John C. Morris
                                      Senior Vice President of Operations